Exhibit 10.45

Form for January 2021 Restricted Stock Awards

XPRESTEST INC.

2020 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK AWARD

Stockholder is hereby provided this Notice of the following grant of a Restricted Stock Award (the “Award”) with respect to shares (the “Shares”) of the common stock (the “Common Stock”) of XpresTest, Inc., a Delaware corporation (the “Company”) under the XpresTest, Inc. 2020 Equity Incentive Plan, as may be amended and restated from time to time (the “Plan”).  All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Restricted Stock Award Agreement, or, if not defined herein or therein, in the Plan.

Stockholder:
Grant Date:
Total Number of Shares:	shares of Common Stock

Vesting Schedule:  All Shares shall be fully vested on the Grant Date.

REPURCHASE RIGHTS:  STOCKHOLDER HEREBY ACKNOWLEDGES AND AGREES THAT ALL SHARES SHALL BE SUBJECT TO CERTAIN RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE COMPANY AND ITS ASSIGNS.  THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THE ATTACHED RESTRICTED STOCK AWARD AGREEMENT, THE PLAN AND THE COMPANY’S BYLAWS (IF APPLICABLE), AS AMENDED FROM TIME TO TIME.

Antidilution Rights:  The Company hereby agrees to issue such additional shares of Common Stock to Stockholder (for no additional consideration) sufficient to maintain Stockholder share ownership interest of and at [__]% of the total capital stock of the Company (calculated on a fully-diluted basis, including all options, warrants, convertible securities, and other rights to acquire capital stock, including shares reserved for equity plans not yet allocated, but in the case of convertible debt, only at the time that such convertible debt converts into capital stock, or at such time that a specific conversion ratio is established pursuant to the operation of such instrument) through and until immediately prior to the sale and issuance of the Company’s capital stock in a bona fide equity or convertible note financing which assumes that the enterprise value the Company is at or above $100 million.

Stockholder hereby acknowledges and agrees that (a) the Company has made available to Stockholder copies of the Plan and the form of Restricted Stock Award Agreement and (b) Stockholder has had the opportunity to review such documents and this Notice and to consult with the Stockholder’s individual tax advisor and legal counsel with respect to the same.  Stockholder understands and agrees that the Award is granted subject to and in accordance with the terms of the Plan.  By executing this Notice, Stockholder further agrees to be bound by the terms of the Plan and the terms of the Award as set forth in the Restricted Stock Award Agreement attached hereto.

XpresTest, Inc.		Stockholder:

By:	Signature:
Name:	Address:

Title:

XPRESTEST INC.

2020 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made by and between XpresTest, Inc., a Delaware corporation (the “Company”), and the Stockholder set forth on Grant Notice (“Stockholder”) under the XpresTest, Inc. 2020 Equity Incentive Plan, as may be amended and restated from time to time (the “Plan”).  All capitalized terms in this Agreement shall have the meaning assigned to them in the Notice of Restricted Stock Award (the “Grant Notice”) or this Agreement, or if not defined herein or therein, in the Plan.  This Agreement will be deemed to be signed by the Participant on the signing by the Participant of the Grant Notice to which it is attached.

RECITALS

A.Stockholder is a stockholder of the Company and desires to place certain restrictions on the shares of the Common Stock set forth in the Grant Notice and held by Stockholder pursuant to the terms and conditions set forth below.

B.The Board has adopted the Plan for the purpose of retaining the services of selected employees, non-employee members of the Board and consultants and other independent advisors in the service of the Company.

C.Stockholder is to render valuable services to the Company, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s grant of restricted stock to Stockholder.

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1.[Reserved]

2.RESTRICTED STOCK AWARD.  The Company hereby grants to Stockholder, as of the Grant Date, an award of that number of Shares specified in the Grant Notice (“Restricted Stock Award”).  All Shares shall be fully vested on the Grant Date.

3.WITHHOLDING.  The Company’s obligations to deliver Shares under this Restricted Stock Award shall be subject to Stockholder’s satisfaction of all applicable federal, state and local income and other tax withholding requirements.  Upon receipt of the Shares, Stockholder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws.  If expressly permitted by a resolution of the Committee applicable to this Restricted Stock Award, payment of such taxes may be made through delivery of Shares of Common Stock or by withholding Shares otherwise issuable under this Restricted Stock Award, as provided in the Plan.

4.CHANGE IN CONTROL.  Upon a Change in Control, the Restricted Shares shall be subject to the provisions of the Plan regarding Change in Control.

5.RIGHT OF FIRST REFUSAL.

(a)  Grant.  The Company is hereby granted the right of first refusal (the “First Refusal Right”), exercisable in connection with any proposed Transfer of the Shares.

(b)Notice of Proposed Transfer and Offer to Sell to Company.  If Stockholder at any time proposes to transfer (by sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, without limitation, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly) (a “Transfer”) any of the Shares (except as provided in Section 5(e)) (the Shares subject to such offer to be hereinafter referred to as the “Target Shares”), Stockholder (or his personal representative or estate, as the case may be) shall give written notice to the Company (the “Notice”) at least forty-five (45) days prior to the closing of the proposed Transfer.  The Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of Shares to be transferred, the nature of such Transfer, the consideration to be paid and the name and address of each prospective transferee.  In the event the Transfer is being made pursuant to the provisions of Section 5(e), the Notice shall state under which clause of Section 5(e) the Transfer is being made.

(c)Company’s Right to Elect to Purchase; Exercise by Company.  The Company shall have the right to elect to purchase all or any portion of the Target Shares for a period of forty-five (45) days after the receipt of the Notice upon the same terms as set forth in the Notice.  The Company shall exercise its right to purchase the Target Shares by giving written notice (the “Company Notice”) of its exercise to Stockholder (or his or her personal representative or estate, as the case may be) within such forty-five (45) day period.  The Company shall effect the purchase of the Target Shares, including payment of the purchase price, not more than five (5) business days after delivery of the Company Notice, and at such time Stockholder shall deliver to the Company the certificate(s) representing the Target Shares to be purchased by the Company, each certificate to be properly endorsed for transfer.  The Target Shares so purchased shall thereupon be cancelled and cease to be issued and outstanding shares of the Common Stock.

(d)Stockholder’s Right to Transfer.  If the Target Shares are not purchased pursuant to the foregoing provisions or pursuant to the Company’s Bylaws or any stockholders agreement then in effect, the Target Shares may be transferred by Stockholder to the proposed transferee named in the Notice.  As a condition to the Transfer, the transferee shall be required to acknowledge in writing that the purchase price he or she is paying for the Target Shares does not necessarily reflect the fair market value of the Shares and has no direct relationship to any liquidation value for the Company, and that the sale of the Shares is made without any promise or warranty regarding the future profitability, cash flow or projections for the Company’s business operations.  However, if such Transfer is not completed within sixty (60) days following delivery to the Company of the Notice, a new offer must be made to the Company before Stockholder can transfer any portion of such Stockholder’s Target Shares and the provisions of this Section 5 shall again apply to such Transfer.  The provisions of this Section 5 shall also again apply to any proposed Transfer on terms and conditions more favorable than those described in the Notice.  If the Company’s First Refusal Right under this Section 5 is created by an event other than a proposed Transfer, the Shares shall remain subject to the provisions of this Section 5 in the hands of the registered owner of the Shares.

(e)Exempt Transfers.  Anything to the contrary contained in this Section 5 notwithstanding, the provisions of this Section 5 shall not apply to (i) any Transfer to Stockholder’s ancestors, descendants or spouse (collectively “Immediate Family”), or to a partnership, corporation, limited liability company, trust or other similar entity for the benefit of such persons or Stockholder for bona fide estate planning purposes; (ii) any Transfer to the Company or its assignees; (iii) any bona fide gift; (iv) any Transfer by Stockholder that is (A) a partnership formed pursuant to subsection (i) of this Section transferring to its partners in accordance with partnership interests, (B) a corporation formed pursuant to subsection (i) of this Section transferring to its stockholders in accordance with their stock ownership, (C) a limited liability company formed pursuant to subsection (i) of this Section transferring to its members or former members in accordance with their interest in the limited liability company; or (v) any Transfer upon the death of Stockholder to executors, administrators, testamentary trustees, legatees or beneficiaries of Stockholder or Stockholder’s estate; provided that in the event of any Transfer made pursuant to one of the exemptions provided above, Stockholder shall inform the Company of such

Transfer prior to effecting it and that the pledgee, transferee or donee shall enter into a written agreement to be bound by and comply with all provisions of this Section 5.

(f)Termination of Company Right to Purchase.  The Company’s right to purchase under this Section 5 shall terminate as to any Shares upon (i) the date of the closing of a firm commitment underwritten public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC, and declared effective under the Securities Act, which results in the Company’s Preferred Stock being converted into Common Stock, or (ii) the date of the closing of a Change in Control.

(g)Recapitalization/Reorganization.  Any new, substituted or additional securities or other property which is by reason of any capitalization adjustment (as described in the Plan) distributed with respect to the Shares shall be immediately subject to the First Refusal Right, but only to the extent the Shares are at the time covered by such right.  In the event of a capitalization adjustment as described in the Plan, the First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Shares in consummation of the capitalization adjustment, but only to the extent the Shares are at the time covered by such right.

(h)Construction.  In the event there is any conflict between the right of first refusal provisions contained in this Agreement and (if applicable) the Bylaws, this Agreement and the Bylaws shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, this Agreement shall prevail and control).

(i)Assignment.  The Company may assign the First Refusal Right to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Company.

6.RIGHTS OF STOCKHOLDER.

(a)Subject to the provisions of Sections 5, 10 and 12, Stockholder shall exercise all rights and privileges of a stockholder of the Company with respect to the Shares.  Stockholder shall be deemed to be the holder for purposes of receiving any dividends that may be paid with respect to such Shares and for the purpose of exercising any voting rights relating to such Shares.

(b)As a condition to receipt of this Restricted Stock Award, Stockholder agrees to deliver executed joinder agreement joining Stockholder to the Company’s Stockholders Agreement, as may be amended from time to time (the “Stockholders Agreement”).  Copies of the Stockholders Agreement shall be made available upon request by Stockholder.

7.LIMITATIONS ON TRANSFER.  In addition to any other limitation on transfer created by applicable securities laws, Stockholder shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in any Restricted Shares.  Stockholder shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in such Shares except in compliance with the provisions herein and applicable securities laws.  Furthermore, the Shares shall be subject to any right of first refusal in favor of the Company or its assignees that may be contained in this Agreement or (if applicable) the Company’s Bylaws.

8.RESTRICTIVE LEGENDS.  All certificates representing the Shares shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY.  ANY TRANSFER OR ATTEMPTED TRANSFER OF

ANY SHARES SUBJECT TO FORFEITURE RESTRICTIONS UNDER SUCH AGREEMENT IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.”

(b)“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c)Any legend required by appropriate blue sky officials.

9.INVESTMENT REPRESENTATIONS.  In connection with the acquisition of the Shares, stockholder represents to the Company the following:

(a)Stockholder is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision in acquiring the Shares.  Stockholder is acquiring the Shares for investment for Stockholder’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b)Stockholder understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Stockholder’s investment intent as expressed herein.

(c)Stockholder further acknowledges and understands that the Shares must be held indefinitely unless the Shares are subsequently registered under the Securities Act or an exemption from such registration is available.  Stockholder further acknowledges and understands that the Company is under no obligation to register the Shares.  Stockholder understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless the Common Stock is registered or such registration is not required in the opinion of counsel for the Company.

(d)Stockholder is familiar with the provisions of Rule 144 and 701 under the Securities Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.  Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the securities, such issuance will be exempt from registration under the Securities Act.  In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the securities exempt under Rule 701 may be sold by Stockholder 90 days thereafter, subject to satisfaction of certain conditions specified by Rule 144 and the market stand-off provision in Section 10 below.  In the event the Shares do not qualify under Rule 701 at the time of purchase, then the Shares may be resold by Stockholder in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after Stockholder has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold, subject to the market stand-off provision described in Section 10 below.

(e)Stockholder further understands that at the time Stockholder wishes to sell the Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 or 701, and that, in such event, Stockholder would be precluded from selling the Shares under Rule 144 or 701 even if the minimum holding period requirement had been satisfied.

(f)Stockholder further warrants and represents that Stockholder has either (i) preexisting personal or business relationships with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect his own interests in connection with the acquisition of the Shares by virtue of the business or financial expertise of himself or of professional advisors to Stockholder who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

10.MARKET STAND-OFF AGREEMENT.

(a)Stockholder hereby agrees he or she shall not, without the prior written consent of the underwriter(s) and the Company, sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by Stockholder (other than those included in the registration) during (i) the 180-day period following the effective date of the first firm commitment underwritten public offering of the Common Stock registered under the Securities Act (or such longer period, not to exceed 18 days after the expiration of the 180-day period, as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation), and (ii) the 90-day period following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period, not to exceed 18 days after the expiration of the 90-day period, as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation).  The obligations described in this Section 10(a) shall not apply to a registration relating solely to employee benefit plans on SEC Form S-1 or Form S-8 or similar forms that may be promulgated in the future by the SEC, or a registration relating solely to a transaction on SEC Form S-4 or similar forms that may be promulgated in the future.  If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Stockholder will enter into an agreement regarding his, her or its compliance with this requirement that will survive the term of this Agreement.

(b)Any new, substituted or additional securities which are by reason of any Recapitalization or Reorganization distributed with respect to the Common Stock shall be immediately subject to this Section 10, to the same extent the Common Stock is at such time covered by such provisions.

(c)In order to enforce this Section 10, the Company may impose stop-transfer instructions with respect to the Common Stock until the end of the applicable stand-off period.

11.[RESERVED]

12.REFUSAL TO TRANSFER.  The Company shall not be required (a) to transfer on its books any shares of Common Stock of the Company which shall have been transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

13.NO EMPLOYMENT RIGHTS.  This Agreement is not an employment contract and nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company (or a parent or subsidiary of the Company) to terminate Stockholder’s employment for any reason at any time, with or without cause and with or without notice.

14.GRANT SUBJECT TO PLAN.  This Agreement and the Restricted Stock Award are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.  In the event of any conflict between this Agreement and the Plan, the provisions of the Plan will control.  All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Restricted Stock Award.

15.[RESERVED]

16.MISCELLANEOUS.

(a)Notices.  Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices.  Any notice required to be given or delivered to Stockholder shall be in writing and addressed to Stockholder at the address indicated below Stockholder’s signature line on the Grant Notice.  All notices shall be deemed effective upon personal delivery or as of the second day after deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

(b)Successors and Assigns.  Except to the extent otherwise provided in this Agreement or the Plan, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Stockholder, Stockholder’s assigns and the legal representatives, heirs and legatees of Stockholder’s estate.

(c)At Will Employment:  Nothing in this Agreement, the Grant Notice or the Plan shall confer upon Stockholder any right to continue in Continuous Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining Stockholder) or of Stockholder, which rights are hereby expressly reserved by each, to terminate Stockholder’s Continuous Service at any time for any reason, with or without cause.

(d)Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without resort to Delaware’s conflict-of-laws rules.  The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of the appropriate state or federal court for the district encompassing the Company’s principal place of business.

(e)Entire Agreement; Amendment.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral.  This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(f)Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g)Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.